UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/20/2006

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

1.        Restricted Stock Unit Guidelines

On September 20, 2006, the Board of Directors (the "Board") of Scholastic Corporation (the "Company"), upon the recommendation of the Human Resource and Compensation Committee of the Board (the "HRCC"), ratified the adoption of amended guidelines for the issuance of Restricted Stock Units ("RSUs") under the Scholastic Corporation 2001 Stock Incentive Plan (the "Guidelines"). The Guidelines have been amended and revised to incorporate a deferral feature for the RSUs.

2.        Approval of Amendment to the Scholastic Corporation 2004 Stock Incentive Plan.

On September 20, 2006, at the Company's 2006 Annual Meeting of Stockholders (the "Annual Meeting"), the holders of the Company's Class A Stock approved an amendment to the Scholastic Corporation 2004 Class A Stock Incentive Plan (the "Class A Plan"). The amendment increased the number of shares of the Company's Class A Stock authorized for issuance under the Class A Plan by 749,000 to 1,499,000. Mr. Richard Robinson, the Company's Chairman, Chief Executive Officer and President, is the only eligible participant in the Class A Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: September 26, 2006	By:	/s/ Mary A. Winston
Mary A. Winston
EVP, Chief Financial Officer